SCHEDULE 14A
             Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934
                           (Amendment No.     )

[X]  Filed by Registrant

[  ] Filed by a Party other than the Registrant


Check the appropriate box:

[  ]  Preliminary Proxy Statement

[X ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                      EMBRYO DEVELOPMENT CORPORATION
             (Name of Registrant As Specified in its Charter)

          MICHAEL LULKIN, SECRETARY, EMBRYO DEVELOPMENT CORPORATION
              (Name of Person(s) Filing the Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


1)   Title of each class of securities to which transaction applies:

          N/A
     ______________________________________________________________

2)   Aggregate number of securities to which transaction applies:

          N/A
     ______________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

          N/A
     ________________________________________________________________

4)   Proposed maximum aggregate value of transaction:

          N/A
     ________________________________________________________________


(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

     [  ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

          1)  Amount Previously Paid:
               N/A
          ____________________________________

          2)  Form, Schedule or Registration Statement No.:
               N/A
          ____________________________________

          3)  Filing Party:
               N/A
          ____________________________________

          4)  Date Filed:
               N/A

          ____________________________________

                     EMBRYO DEVELOPMENT CORPORATION
                           750 Lexington Avenue
                         New York, New York 10022
                 ________________________________________

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON APRIL 3, 1998
                 ________________________________________

To the Stockholders of Embryo Development Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Embryo Development Corporation, a Delaware corporation (the "Company"), will be held on April 3, 1998, at The Independent, 179 West Broadway, New York, New York at 1:30 p.m., Eastern Standard time, and thereafter as it may from time to time be adjourned, for the purposes stated below:

     1. To elect four (4) directors to the Board of the Company for a one (1) year term;

     2. To ratify the appointment by the Board of Directors of Holtz Rubenstein & Co., LLP to serve as the Company's independent certified public accountants for the current fiscal year;

     3. To effect a reverse stock split of the Company's issued common stock, par value $.0001 per share ("Common Stock"), on the basis of one (1) new share of Common Stock for each nine (9) shares of Common Stock outstanding and to effect a reverse stock split of the Company's issued Series A Preferred Stock, par value $.0001 per share ("Preferred Stock"), on the basis of one (1) new share Preferred Stock for each nine (9) shares of Preferred Stock outstanding (the "Reverse Stock Split"); and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     All Stockholders are cordially invited to attend the Annual Meeting. Only those Stockholders of record at the close of business on February 6, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Meeting.

     Stockholders should note that the Company's By-Laws provide that no proposals or nominations of Directors by Stockholders shall be presented for vote at an Annual Meeting of Stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Company's Secretary no later than the close of business on the fifth day following the day on which notice of the meeting is first given to Stockholders.


                         BY ORDER OF THE BOARD OF DIRECTORS
                         OF EMBRYO DEVELOPMENT CORPORATION

February 20, 1998                  Michael Lulkin, Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE
ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY,
40 WALL STREET, NEW YORK, NEW YORK 10005.













































                     EMBRYO DEVELOPMENT CORPORATION
                           750 Lexington Avenue
                         New York, New York 10022

                              PROXY STATEMENT

                               INTRODUCTION

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Embryo
Development Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of the Company's Stockholders to be held at The Independent, 179 West Broadyway, New York, New York on April 3, 1998 at 1:30 p.m., Eastern Standard time, and at any adjournments thereof (the "Annual Meeting").

       The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect four (4) directors to the Board of Directors of the Company for a one (1) year term, (ii) to ratify the appointment of Holtz Rubenstein & Co., LLP as the Company's independent certified public accountants, (iii) To effect a reverse stock split of the Company's issued common stock, par value $.0001 per share ("Common Stock"), on the basis of one (1) new share of Common Stock for each nine (9) shares of Common Stock outstanding and to effect a reverse stock split of the Company's issued Series A Preferred Stock, par value $.0001 per share ("Preferred Stock"), on the basis of one (1) new share Preferred Stock for each nine (9) shares of Preferred Stock outstanding (the "Reverse Stock Split"), and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Company's Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the Stockholders vote in favor of each of the proposals. Only holders of record of common stock, $.0001 par value (the "Common Stock") and Series A Preferred stock, $.0001 par value (the "Series A Preferred Stock") of the Company at the close of business on February 6, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting.

       The principal executive offices of the Company are located at 750 Lexington Avenue, New York, New York 10022 and its telephone number is 212-355-8484. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to Stockholders is February 25, 1998.
The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997, including audited financial statements, and Quarterly Reports on Form 10-QSB for the quarters ended July 31 and October 31, 1997 are being sent to Stockholders together with this Proxy Statement.

                            VOTING REQUIREMENTS

       As of February 6, 1998 (the "Record Date"), there were outstanding 4,845,000 shares of Common Stock and 6,000,000 shares of Series A Preferred Stock, par value $.0001 per share (the "Preferred Stock"). Holders of shares of Common Stock and Preferred Stock on the Record Date will be entitled to vote at the Annual Meeting on Proposals One, Two and Three. The holders of Common Stock and Preferred Stock are entitled to one vote on all matters presented at the meeting for each share held of record. As of the Record Date, the Company has approximately 124 holders of record of its Common Stock and 1 holder of record of its Preferred Stock. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominees to be selected as a Director named in Proposal One must receive a plurality of the eligible votes cast at the Annual Meeting with respect to such Proposal. Pursuant to the Company's Certificate of Incorporation and the Delaware General Corporation Law, Proposal Three requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the Record Date, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock on the Record Date and the affirmative vote of a majority of all shareholders entitled to vote. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matter.

       The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of capital stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

       Proxies given by Stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, Stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the Stockholder or his attorney authorized in writing or, if the Stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

       ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

       None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a Stockholder to dissent and obtain the appraisal of or payment for such Stockholder's shares.

                               PROPOSAL ONE

TO ELECT FOUR DIRECTORS TO SERVE FOR ONE YEAR AND UNTIL THEIR
SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

       Under the certificate of incorporation of the Company ("Certificate of Incorporation"), the Board of Directors of the Company is required to be comprised of a minimum of one to a maximum of ten directors, with all directors elected by the stockholders each year at the annual stockholders meeting. The Company's board presently consists of four (4) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

       The Board has nominated four (4) candidates to serve as directors all of whom are currently directors. The names and biographical summaries of the four (4) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of stockholders. The Proxies will be voted for the election of the four (4) nominees listed below as directors of the Company unless otherwise specified on the form provided. The vote of a majority of the capital stock, present and constituting a quorum at the Annual Meeting, will be necessary to elect the directors listed below. If, for any reasons, any of the nominees shall be unable or unwilling to serve, the Proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed Proxy. Abstentions shall be counted separately and shall be used for purposes of calculating quorum.

Biographical Summaries of Nominees for the Board of Directors

       Matthew L. Harriton has served as the Chief Financial Officer of the Company since January 1996. In April 1997, Mr. Harriton became the Chief Executive Officer and a Director of the Company. Prior to joining Embryo Development Corporation, Mr. Harriton's professional experience included positions at CIBC Wood Gundy Securities Corporation, Coopers & Lybrand, and The First Boston Corporation. Mr. Harriton also serves as a director of Superior Supplements, Inc., and Perry's Majestic Beer, Inc. both of which are public companies. He is a graduate of Lehigh University and received his M.B.A. from Duke University's Fuqua School of
Business.

       Michael Lulkin has served as a Chairman of the Board of
Directors of the Company since March 1995.   Since May 1995, Mr.
Lulkin has served as the general counsel for PDK Labs, Inc. Prior to joining PDK Labs, Mr. Lulkin was engaged in the private practice of law as a sole practitioner for over 13 years. He graduated from State University of New York at Buffalo and received his J.D. from Emory University School of Law.

       Dr. Daniel Durchslag, DDS,, has been practicing General, Cosmetic and Sports Dentistry in Beverly Hills, CA, since 1980. From 1973 until 1979, he was an Associate Professor and Director of Clinics at the University of Southern California School of Dentistry. He is a graduate of the University of Wisconsin and Loyola University/Chicago College of Dental Surgery. He is presently Team Dentist for the Los Angeles Raiders.

       Andrew Fabrikant has served as a member of the Board of Directors since February 2, 1998. Mr. Fabrikant is currently the President of Fabrikant Fine Diamonds, an estate and diamond jewelry business, a position he has held for the past five years. In addition, for the past ten years Mr. Fabrikant has served as the Managing Partner of The International Jewelers Exchange. He is a graduate of Boston University.

       The Board of Directors unanimously recommends a vote FOR the election of Messrs. Lulkin, Harriton, Durchslag and Fabrikant.
Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees.

Directors and Executive Officers

       Certain information concerning the Directors and Executive
Officers of the Company is set forth below:

      Name              Age        Position Held
___________________    ____        ______________________________

Matthew L. Harriton      33        Chief Executive Officer, Chief
                                   Financial Officer and Director

Michael Lulkin           44        Chairman of the Board of
                                   Directors and Secretary

Dr. Daniel Durchslag     52        Director

Dr. Lloyd Marks          45        Consultant

Andrew Fabrikant         33        Director


Biographical Summaries

See "Biographical Summaries of Nominees for the Board of Directors" above for biographical summaries of Mr. Lulkin, Harriton, Durchslag and Fabrikant.

 Dr. Lloyd Marks has been a consultant to the Company since
March 31, 1995. Since 1994 he has been the chief of the division of pediatric cardiology for the Children's Hospital of New Jersey and the New Jersey Medical School. He is also an adjunct Professor of Biomedical Engineering at the New Jersey Institute of Technology and Drexel University. From 1986 to 1994 Dr. Marks served as a professor of pediatrics at Temple University of Medicine and from 1983 to 1986 he served as an assistant professor at the State University of New York at Stony Brook. From 1986 to 1994 he also served as staff cardiologist and director of the cardiovascular laboratory at St. Christopher's Hospital for Children. Dr. Marks received his M.D. from the University of Michigan Medical School and his B.S. in Electrical Engineering from Massachusetts Institute of Technology.

 All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and, subject to existing employment agreements, serve at the discretion of the Board.

 All directors are reimbursed by the Company for any expenses incurred in attending directors' meetings. The directors receive no other compensation for serving on the Board of Directors. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times duly called. The audit and compensation committees are comprised solely of the independent directors.

Compliance with Section 16(a) of the Exchange Act of 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange
Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended April 30, 1997, all Section 16 (a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows all the cash compensation paid or to be paid by the Company to the Chief Executive Officer:




                                                                       Long Term Compensation
                                                                       ________________________
Annual Compensation                                                         Awards      Payouts
_______________________________                                         ________        _________________
(a)                          (b)      (c)        (d)      (e)           (f)            (g)    (h)     (i)
                                                                         Restricted                   All
                                                          Other          Stock                LTIP    Other
                                                          Annual         Awards      Options/ Payouts Compensation
Name and Principal Position   Year    Salary($)  Bonus($) Compensation($)($)         SARs(#)  ($)     ($)
___________________________   ___     ________  ________  ______________ __________  _______  _______ ____________
Donn Gordon, CEO(2)           1997     $91,000  $13,650    $6,000(1)       ---       100,000   0         0
                              1996      77,250   11,400     7,575(1)       ---       100,000   0         0
                              1995       6,333      0         500(1)       ---         0       0         0

Matthew L. Harriton, CEO      1997     $90,000   $  0      $     0         ---       100,000(3)0         0
____________________

(1)   Represents auto allowance in accordance with March 1995 employment agreement
(2)   Employment of Donn M. Gordon was terminated on March 31, 1997.
(3)   Does not include 400,000 options granted in September 1997.


Employment Agreements and Consulting Agreements
_______________________________________________
      On March 31, 1995, the Company entered into a two (2) year employment agreement with Donn Gordon to serve as the Company's Chief Executive Officer. The agreement provided for Mr. Gordon to receive a salary of $76,000 per annum the first year and $91,000 per annum the second year, and for Mr. Gordon to devote all of his time to the performance of duties to the Company. The agreement also provided for the payment of a bonus to Mr. Gordon, at the sole discretion of the Board of Directors, which will be at least 15% of his base salary and the issuance of options to purchase the aggregate amount of 200,000 shares of Common Stock, 100,000 of which were issued upon the completion of the Company's initial public offering exercisable at the initial public offering price of $5.00 and 100,000 of which were issued on March 31, 1997 and are exercisable at $.5625. Mr. Gordon's contract expired on March 31, 1997 and was not renewed by the Company.

      The Company has entered into a four (4) year consulting agreement with Dr. Lloyd Marks which provides for compensation of $75,000 per year. The agreement also provides for the issuance to Dr. Marks of warrants to purchase 600,000 shares of the Company's Common Stock at $3.00 per share from January 1, 1996 through December 31, 1999. The agreement requires Dr. Marks to provide 12 hours of consulting services to the Company per month.


      The Company has an employment agreement with Matthew Harriton, the Company's Chief Executive Officer and Chief Financial Officer. The agreement, as amended, provides for annual compensation of $60,000 commencing on January 1, 1998 and expires on December 31, 1998. The officer was also granted options to purchase 400,000 shares of the Company's common stock at an exercise price equal to the market price on the date of the amendment ($.59) exercisable for a period of four (4) years.

Stock Option Plans and Agreements
_________________________________
      Incentive Option and Stock Appreciation Rights Plan -   As of
March, 1995, the Directors of the Company adopted and the stockholders of the Company approved the adoption of the Company's 1995 Incentive Stock Option and Stock Appreciation
Rights Plan ("Incentive Option Plan"). The purpose of the
Incentive Option Plan is to enable the Company to encourage key employees and Directors to contribute to the success of the Company by granting such employees and Directors incentive stock options ("ISOs") as well as non-qualified options and stock appreciation rights ("SARs").

      The Incentive Option Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Committee") which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs, non-qualified options or SARs or a combination thereof, and the number of shares to be subject to such options and SARs.

      The Incentive Option Plan provides for the granting of ISOs to purchase Common Stock at an exercise price to be determined by the Board of Directors or the Committee not less than the fair market value of the Common Stock on the date the option is granted. Non-qualified options and freestanding SARs may be granted with any exercise price. SARs granted in tandem with an option have the same exercise price as the related option.

      The total number of shares with respect to which options and SARs may be granted under the Incentive Option Plan is 2,000,000. ISOs may not be granted to an individual to the extent that in the calendar year in which such ISOs first become exercisable the shares subject to such ISOs have a fair market value on the date of grant in excess of $100,000. No option or SAR may be granted under the Incentive Option Plan after March 15, 2005 and no option or SAR may be outstanding for more than ten years after its grant. Additionally, no option or SAR can be granted for more than five (5) years to a shareholder owning 10% or more of the Company's outstanding Common Stock.

      Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or in shares of Common Stock (based on the fair market value of the Common Stock on the date prior to exercise), or in a combination of both. The Company may lend to the holder of an option funds sufficient to pay the exercise price, subject to certain limitations. SARs may be settled, in the Board of Directors' discretion, in cash, Common Stock, or in a combination of cash and Common Stock. The exercise of SARs cancels the corresponding number of shares subject to the related option, if any, and the exercise of an option cancels any associated SARs. Subject to certain exceptions, options and SARs may be exercised any time up to three months after termination of the holder's employment.

      The Incentive Option Plan may be terminated or amended at any time by the Board of Directors, except that, without stockholder approval, the Incentive Option Plan may not be amended to increase the number of shares subject to the Incentive Option Plan, change the class of persons eligible to receive options or SARs under the Incentive Option Plan or materially increase the benefits of participants.

      To date no options or SARs have been granted under the Incentive Option Plan. No determinations have been made regarding the persons to whom options or SARs will be granted in the future, the number of shares which will be subject to such options or SARs or the exercise prices to be fixed with respect to any option or SAR.

      Non-Qualified Option Plan -- As of March 1995, the Directors and stockholders of the Company adopted the 1995 Non-Qualified Stock Option Plan (the "Non-Qualified Option Plan"). The purpose of the Non-Qualified Option Plan is to enable the Company to encourage key employees, Directors, consultants, distributors, professionals and independent contractors to contribute to the success of the Company by granting such employees, Directors, consultants, distributors, professionals and independent contractors non-qualified options. The Non-Qualified Option Plan will be administered by the Board of Directors or the Committee in the same manner as the Incentive Option Plan.


      The Non-Qualified Option Plan provides for the granting of non-qualified options at such exercise price as may be determined by the Board of Directors, in its discretion. The total number of shares with respect to which options may be granted under the Non-Qualified Option Plan is 2,000,000.

      Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or in shares of Common Stock (based on the fair market value of the Common Stock on the date prior to exercise), or in a combination of both. The Company may lend to the holder of an option funds sufficient to pay the exercise price, subject to certain limitations. Subject to certain exceptions, options may be exercised any time up to three months after termination of the holder's employment or relationship with the Company.

      The Non-Qualified Option Plan may be terminated or amended at any time by the Board of Directors, except that, without stockholder approval, the Non-Qualified Option Plan may not be amended to increase the number of shares subject to the Non-Qualified Option Plan, change the class of persons eligible to receive options under the Non-Qualified Option Plan or materially increase the benefits of participants.

      The following table contains information concerning the grant of stock options to each of the executive officers of the Company named above during the last fiscal year:

                 OPTION/SAR GRANTS IN LAST FISCAL YEAR
                 ______________________________________

   (a)       (b)                     (c)                           (d)       (e)
                                   % of Total Options
          Number of Securities     Options/SARs Granted     Exercise or
          Underlying Option/       to Employees in          Base Price    Expiration
Name      SARs Granted (#)         Fiscal Year              (# Share)     Date
__________________________________________________________________________________________
Donn Gordon       100,000              50%                   $.5625         3/31/01

Matthew Harriton  100,000              50%                      .65         1/01/01


                  AGGREGATED OPTION/SARs EXERCISES IN
                     LAST FISCAL YEAR AND FY-END
                          OPTIONS/SAR VALUES
                          __________________

   (a)           (b)       (c)              (d)                  (e)
                                        Number of               Value of
                                        Securities Underlying   Unexercised
                                        Unexercised Options/    In-the-Money
                                        SARs at FY-End (#)      Options/SARs at
           Shares Acquired  Value       Exercisable/            FY-End Exercisable
Name       on Exercise (#)  Realized($) Unexercisable           Unexercisable
__________________________________________________________________________________
Donn Gordon           0      $ -0-        200,000/-0-               $-0-/$-0-
Matthew Harriton      0        -0-        100,000/-0-                -0-/-0-

                     PRINCIPAL STOCKHOLDERS AND
                    STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of the Record Date, certain information with regard to the beneficial ownership of outstanding shares of the Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company's Common Stock; (ii) each director and executive officer individually; and (iii) all executive officers and directors of the Company as a group.

                                           Percentage                  Percentage (%)
                              Shares of    (%) of                      of Total
Name and Address              Common       Common      Shares of       Combined
of Beneficial Owner           Stock Owned  Stock       Preferred Stock Vote
___________________           ___________  _____       _______________ ____

M.D. Funding, Inc.(1)             --         --           6,000,000    55.3
c/o Embryo Development
 Corporation
750 Lexington Avenue
New York, NY  10022

Donna Field(1)(2)                --          --           6,000,000    55.3
c/o Embryo Development
 Corporation
750 Lexington Avenue
New York, NY  10022

Michael Lulkin(4)                --           --              --         --
c/o Embryo Development
 Corporation
750 Lexington Avenue
New York, NY  10022

Lloyd Marks(3)                600,000      11.0              ---       5.2
27 Great Springs Road
Bryn Mawr, PA  19010

Daniel Durchslag                 --          --              ---        --
9400 Brighton Way
Suite 402
Beverly Hills, CA 90210

Matthew L. Harriton(5)        500,000       9.35              --       4.4
c/o Embryo Development
 Corporation
750 Lexington Avenue
New York, NY  10022

All directors and officers    500,000        9.35             ---      4.4
as a group (3 persons)


(1)  M.D. Funding, Inc. is a corporation which is wholly owned by Donna Field, the beneficial owner of such shares.  M.D. Funding, Inc. is not affiliated with any of the officers or directors of the  Company.

(2)  Includes 6,000,000 shares of Preferred Stock owned by M.D. Funding, Inc., a corporation wholly owned by
     Ms. Field.

(3)  Includes a warrant to purchase 600,000 shares of Common Stock at an exercise price of $3.00 per share commencing January 1, 1996 through December 31, 1999.

(4)  Does not include Class B Warrants to purchase 15,000 shares of Common Stock.

(5)  Includes an option to purchase 100,000 shares of Common Stock at $.65 per share, as well as an option to purchase 400,000 shares of Common Stock at $.59 per share granted in September 1997.

                        CERTAIN TRANSACTIONS


     On March 31, 1995 the Company entered into seven (7) License
Agreements with Lloyd A. Marks for the exclusive license of seven (7) separate medical devices. The License Agreements provided for the following aggregate payments:

          (i) $230,000 paid to Dr. Marks, at the closing of the Company's initial public offering;.

          (ii) issued to Dr. Marks of 400,000 shares of the Company's Common Stock; and

          (iii)payment to Dr. Marks of 6% to 8% of the amount of the net sales of the medical device.

     Each of the agreements also provides for minimum payment obligations commencing 2 1/2 years after the date of the agreement. The minimum payment obligations are for each license as follows:


                               Agreement     Minimum Payment
                                 Year          Obliation
                              __________     _______________


                                9/30/97        $25,000

                                3/31/98        $25,000

                                9/30/98        $50,000

                                3/31/99        $50,000

                                9/30/99       $100,000

                                3/31/00       $100,000

                               3/31/01+       $200,000





If the minimum payment obligations are not met, Dr. Marks has the option to revoke the applicable license.

     On September 30, 1997, the agreements for six(6) of the devices were amended to extend the date for the first minimum payment obligation to March 31, 1998. In consideration for the extension, the aggregate first minimum payment obligation increased from $150,000 to $165,000. The payment due on one (1) of the devices of $25,000 was made in accordance with the terms of the original agreement.

     On March 31, 1995, the Company entered into two (2) royalty sharing agreements with Dr. Marks covering two (2) medical devices he had previously licensed to unaffiliated third parties. The royalty sharing agreements provided for the Company to pay Dr. Marks the aggregate amount of $20,000 paid at the closing of the Company's initial public offering and the issuance of 50,000 shares of the Company's Common Stock. The agreements provide for the Company to receive from Dr. Marks 50% of all royalties he should receive on each of these medical devices.

     On March 31, 1995, the Company entered into a consulting agreement with Dr. Marks for Dr. Marks to provide consulting
services to the Company for a period of four (4) years.   Dr. Marks
has agreed to provide the Company at least 12 hours per month of consulting services in connection with the exploitation of the License Agreement. The agreement provides for annual payments to Dr. Marks of $75,000 per year and the issuance of a warrant to purchase 600,000 shares of the Company's Common Stock at a purchase price of $3.00 per share.

     The Company has entered into a month to month lease with Michael Lulkin, Chairman of the Board of Directors, for the Company's headquarters at $5,000.00 per month.

     In January 1997, the Company acquired 50.04% of the Common Stock and 15,000,000 shares of Preferred Stock for a combined voting interest of 92.9% of Hydrogel Design Systems, Inc. (HDS). HDS was formed in October 1996 to effect an asset acquisition. As consideration for its interest, the Company paid $150,000 cash, 150,000 shares of its Common Stock and made available to HDS a $500,000 line of credit. In August 1997, the line of credit was increased to $850,000.

     On January 21, 1998, the Company's equity interest in HDS, which previously represented a 50.04% majority common interest and 92.9% voting interest, was reduced to 41.8% common ownership as a result of the Company surrendering all 15,000,000 shares of voting Preferred Stock in exchange for 21,500 shares of Common Stock. The exchange was done at the request of certain third party investors of a Private Placement by HDS, under which HDS issued approximately 475,000 additional common shares. As of February 3, 1998, these transactions resulted in the Company retaining approximately 41.8% of the Common Stock of HDS. If the Private Placement is fully subscribed, the Company's ownership will decrease to approximately 35.6% upon completion of the Private Placement.

     As a result of the surrender of the voting Preferred Stock and the issuance of additional Common Stock, the Company's ownership in HDS was reduced to below 50% interest and therefore, the assets, liabilities and operations of HDS after January 21, 1998 will not be included in the financial statements of the Company.

General
_______
     The Company believes that material affiliated transactions between the Company and its directors, officers, principal shareholders or any affiliates thereof have been and will be in the future on terms no less favorable than could be obtained from unaffiliated third parties.



                         PROPOSAL  TWO

 TO RATIFY THE SELECTION OF THE FIRM OF HOLTZ RUBENSTEIN & CO.,
     LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

The Board of Directors upon recommendation of the members of the Audit Committee, concluded that the continued engagement of Holtz Rubenstein & Co., LLP as the Company's independent public accountants for the 1998 fiscal year was in the best interests of the Company. The Board of Directors recommends that Stockholders ratify its choice of Holtz Rubenstein & Co., LLP.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Holtz Rubenstein & Co., LLP as independent public accountants for the Company.  Unless marked to
the contrary,   proxies received from Stockholders will be voted in
favor of the proposed amendment.



                          PROPOSAL THREE

                      REVERSE STOCK SPLIT
                      ____________________

     General. The holders of the Company's Common Stock are being asked to approve a one-for-nine reverse stock split of the Common Stock of the Company and the holders of the Company's Series A Preferred Stock are being asked to approve a one-for-nine reverse stock split of the Series A Preferred Stock of the Company (together, the "Reverse Stock Split") which may be considered a modification or exchange of securities invoking the requirements of Item 12 of Rule 14a-101 of the Securities Exchange Act of 1934. In compliance therewith, the Company has attached hereto its Annual Report on Form 10-KSB for the year ended April 30, 1997 which is incorporated by reference herein.

     The Board of Directors believes that it would be in the best interests of both the Company and its stockholders to effect the Reverse Stock Split of one share of newly issued share of Common Stock ("New Common Stock") for each nine (9) shares of the Company's presently issued and outstanding Common Stock and one share of newly issued share of Series A Preferred Stock ("New Series A Preferred Stock") for each nine (9) shares of the Company's presently issued and outstanding Series A Preferred Stock. This amendment has been adopted by the Board of Directors subject to approval of the Company's stockholders. Approval will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as well as the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the Reverse Stock Split, if, at any time prior to filing the amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

     The Company is authorized to issue 30,000,000 shares of Common Stock, $.0001 par value, of which 4,845,000 shares were issued and outstanding at the close of business on the Record Date. As proposed and if effected, the Reverse Stock Split would reduce the number of issued and outstanding shares of Common Stock to approximately 538,334. The Company is authorized to issue 15,000,000 shares of Preferred Stock, $.0001 par value, of which 6,000,000 shares were designated as Series A Preferred Stock, of which 6,000,000 shares are issued and outstanding at the close of business on the Record Date. As proposed and if effected, the Reverse Stock Split would reduce the number of issued and outstanding shares of Series A Preferred Stock to approximately 666,667. The proposed Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company. Neither the par value of the Common Stock or Preferred Stock nor any rights presently accruing to holders of Common Stock or Series A Preferred Stock would be affected by this transaction.

     To effect this one-for-nine reverse stock split of the Common Stock of the Company and this one-for-nine reverse stock split of the Series A Preferred Stock of the Company, shareholder approval is sought to amend Article Fourth of the Company's Certificate of Incorporation relating to the authorized capital stock with the following:

       "FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is forty-five million (45,000,000) shares, thirty million (30,000,000) of which shall be shares of common stock, $.0001 par value per share, and fifteen million (15,000,000) of which shall be shares of preferred stock, $.0001 par value per share.

       Each nine (9) shares of the corporation's common stock, $.0001 par value per share, issued and outstanding as of the close of business on the date of this Certificate of Amendment is filed shall be converted into one (1) share of the corporation's new common stock, $.0001 par value per share, so that each share of the corporation's common stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued, but in lieu thereof, stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by nine (9) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive one (1) additional share of common stock for any fractional share they may be entitled to.

       Each nine (9) shares of the corporation's Series A
       Preferred Stock, $.0001 par value per share, issued and outstanding as of the close of business on the date of this Certificate of Amendment is filed shall be converted into one (1) share of the corporation's new Series A Preferred Stock, $.0001 par value per share, so that each share of the corporation's Series A Preferred Stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued, but in lieu thereof, stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by nine (9) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive one (1) additional share of Series A Preferred Stock for any fractional share they may be entitled to.

       The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall b e stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of shares of Preferred
       Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions by the Board of Directors pursuant to authority hereby vested in it."


Reasons for the Proposed Stock Split. The Company's Common Stock is traded on The Nasdaq SmallCap Market ("Nasdaq"). On August 22, 1997 the U.S. Securities and Exchange Commission approved new listing requirements for Nasdaq. Under the new listing requirements, in order to qualify for continued quotation of securities on Nasdaq, the Company, among other things, must have
(i) a minimum bid price of $1.00 per share (the " Minimum Bid Requirement"); (ii) a public float of at least 500,000 shares which shall have a market value of at least $1,000,000 (the "Capital/Market Value Requirement"); (iii) 300 round lot holders;
(iv) at least two (2) registered and active market makers; and
(v) either (a) $2,000,000 in net tangible assets, (b) a market capitalization of at least $35,000,000, or (c) net income of $500,000. On February 6, 1998, the Company's Common Stock had a closing bid price of $0.156 per share.

     On December 29, 1997, the Staff of Nasdaq advised the Company that the Company failed to satisfy the Minimum Bid Requirement and the Capital/Market Value Requirement with respect to its shares of Common Stock. The Company was then provided 90 days to comply with either of such requirements in order to continue the listing of its Common Stock on Nasdaq. Failure to do so would result in delisting the Company's shares of Common Stock.

     The Board of Directors believes that a Reverse Stock Split will, among other things, enable the Company to meet the Minimum Bid Requirement as well. Furthermore, a relatively low stock price may affect not only the liquidity of the Company's Common Stock, but also its ability to raise additional capital through the sale of equity securities. Thus, the Company believes that the expected increase in trading price is expected to be attractive to the financial community, the investing public, and to users of the Company's services.

     The Board of Directors is hopeful that a decrease in the number of shares of Common Stock outstanding, as a consequence of the proposed Reverse Stock Split, and the anticipated corresponding increase price per share will stimulate interest in the Company's Common Stock and possibly promote greater liquidity for the Company's Common stockholders with respect to those shares presently held by them. However, the possibility does exist that such liquidity could be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Stock Split is effected.

     If, in the future, the Company is unable to satisfy either the Minimum Bid Requirement or the Capital/Market Requirement, trading, if any, in the Company's securities would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets", or the NASD Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotation as to the price of, the securities of the Company. In addition, if the securities are removed from Nasdaq, they could be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities.

     Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company, and the proposed Reverse Stock Split is not intended to be an anti-takeover device. The amendment is being sought solely to enhance the image of the Company, its corporate flexibility, and to price the Common Stock in the price range that would meet the Minimum Bid Requirement and be more acceptable to the brokerage community, and to investors generally.

     The Company's Board of Directors has approved a reverse stock split of the Series A Preferred Stock so that the holders of the Series A Preferred Stock will not obtain increased voting power as a result of the reverse stock split of the Company's Common Stock.

Exchange of Stock Certificates. If the Reverse Stock Split is approved by the Company's stockholders, the Company will instruct its transfer agent to act as its exchange agent (the "Exchange Agent") and to act for holders of Common Stock and Series A Preferred in implementing the exchange of their certificates.

     Commencing on the effective date of the Reverse Stock Split (the "Effective Date"), stockholders will be notified and requested to surrender their certificates representing shares of Common Stock and Series A Preferred to the Exchange Agent in exchange for certificates representing New Common Stock and New Series A Preferred. One share of New Common Stock will be issued in exchange for each nine (9) presently issued and outstanding shares of Common Stock and one share of New Series A Preferred Stock will be issued in exchange for each nine (9) presently issued and outstanding shares of Series A Preferred Stock. Beginning on the Effective Date, each certificate representing shares of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of shares of New Common Stock and each certificate representing shares of the Company's Series A Preferred Stock will be deemed for all corporate purposes to evidence ownership of shares of New Series A Preferred Stock.

Liquidation of Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by nine (9) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive one (1) additional share of New Common Stock for any fractional share they may be entitled to. Additionally, stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares of Series A Preferred Stock not evenly divisible by nine (9) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive one (1) additional share of New Series A Preferred Stock for any fractional share they may be entitled to. Stockholders may now hold "odd lots" as a result of the Reverse Stock Split and as such may be subject to increased transaction costs on the sale of their Common Stock or Series A Preferred Stock, respectively.

     Stockholders are encouraged to surrender their certificates to the Exchange Agent for certificates evidencing whole shares of the Common Stock or Series A Preferred Stock due them for fractional interests.

Federal Income Tax Consequences. The Reverse Stock Split should not result in the recognition of gain or loss (except in the case of additional shares received for fractional shares as described below). The holding period of the shares of New Common Stock and New Series A Preferred Stock will include the stockholders' respective holding periods for the shares of Common Stock and Series A Preferred Stock exchanged therefore, provided that the shares of Common Stock and/or Series A Preferred Stock were held as a capital asset. The adjusted basis of the shares of New
Common Stock   and New Series A Preferred Stock will be the same
as the adjusted basis of the Common Stock and Series A Preferred Stock exchanged therefore, reduced by the basis applicable to the receipt of additional shares in lieu of fractional shares described below.

     A stockholder who receives additional shares in lieu of fractional shares will be treated as if the Company would issue additional shares to him. Such stockholder should generally recognize gain or loss, as the case may be, measured by the difference between the number of additional shares received and the basis of his old Common Stock or old Series A Preferred Stock applicable to such fractional shares had they actually been issued. Such gain or loss shall be a capital gain or loss (if such stockholder's Common Stock or Series A Preferred Stock was held as a capital asset), any such capital gain or loss shall generally be long-term capital gain or loss to the extent such stockholder's holding for his Common Stock or Series A Preferred Stock exceeds twelve months.

No Dissenter's Rights. Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Stock Split.


OTHER PROPOSED ACTION

     The Board of Directors does not intend to bring any other matters before the meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with the recommendation of the Board of Directors.

Stockholders should note that the Company's By-Laws provide that no proposals or nominations of Directors by Stockholders shall be presented for vote at an Annual Meeting of Stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Company's Secretary no later than the close of business on the fifth day following the day on which notice of the meeting is first given to Stockholders.


STOCKHOLDER PROPOSALS AND SUBMISSIONS

If any Stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the 1998 Annual Meeting of Stockholders, that proposal must be presented to the Company's secretary prior to December 15, 1998.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                              EMBRYO  DEVELOPMENT CORPORATION




February 20, 1998                 By: _________________________
                                     Michael Lulkin, Secretary



               Embryo Development Corporation


THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING EITHER THE PROXY
(THE "PROXY") [FOR] OR [AGAINST] BOX NEXT TO EACH OF THE THREE (3)
PROPOSALS

          The undersigned hereby appoint(s) Mr. Michael Lulkin with the power of substitution and resubstitution to vote any and all shares of capital stock of Embryo Development Corporation, (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on April 3, 1998 at 1:30 P.M. Eastern Standard time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

1.  ELECTION OF DIRECTORS
    _____________________

       VOTE

___ FOR ALL nominees list below EXCEPT as marked to the contrary below

___   WITHHOLD AUTHORITY to vote for ALL nominees listed below
      (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

___   ABSTAIN

       Michael Lulkin, Matthew Harriton, Dr. Daniel Durchslag,
       Andrew Fabrikant

2.   RATIFY APPOINTMENT
     __________________

___   FOR HOLTZ RUBENSTEIN & CO., LLP

___   WITHHOLD AUTHORITY

___   ABSTAIN

3.   REVERSE STOCK SPLIT
     ___________________

___   FOR Reverse Stock Split

___   WITHHOLD AUTHORITY

___   ABSTAIN

     THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE FOUR (4)
NOMINEES NAMED IN ITEM 1, AND HOLTZ RUBENSTEIN & CO. LLP  AS
AUDITOR IN ITEM 2.

     In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

     Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EMBRYO DEVELOPMENT
CORPORATION.

                              Dated: ______________


                              _____________________
                              Signature


                              __________________________
                              Signature if jointly owned:


                              __________________________
                              Print name:

                              Please sign exactly as the name
                              appears on your stock certificate.
                              When shares of capital stock are
                              held by joint tenants, both should
                              sign.  When signing as attorney,
                              executor, administrator, trustee,
                              guardian, or corporate officer,
                              please include full title as such.
                              If the shares of capital stock are
                              owned by a corporation, sign in the
                              full corporate name by an
                              authorized officer.  If the shares
                              of capital stock are owned by a
                              partnership, sign in the name of
                              the partnership by an authorized
                              officer.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.